UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

Post-Effective Amendment Number 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DP & D, Inc.
(Name of small business issuer in its charter)

Nevada	7200	47-0926492
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4251 E. Melody Drive
Higley, AZ 85236
(480) 396-6275
(Address and telephone number of principal executive offices)

4251 E. Melody Drive
Higley, AZ 85236
(480) 396-6275
(Address of principal place of business or intended principal place of business)

Savoy Financial Group, Inc.
6767 W Tropicana Ave, Suite 207
Las Vegas NV 89103
(702)248-1027
(Name, address and telephone number of agent for service)

Copies to:
Harold P. Gewerter, Esq.
5440 West Sahara Avenue, Suite 202
Las Vegas, NV 89146

DEREGISTRATION OF A PORTION OF UNSOLD SECURITIES

The SB-2 Registration Statement filed by DP & D, Inc. and deemed effective by the Securities Exchange Commission (the "SEC") as of April 29, 2005, offered a minimum of 400,000 and a maximum of 2,000,000 shares of the Company's $0.001 par value common stock at a price of $0.05 per share pursuant to a self-underwritten offering.  A total of 500,000 shares were sold by the Company to twenty investors in conjunction with the registered offering for an aggregate of $25,000.00.

This Post-Effective Amendment is filed to deregister 1,500,000 shares representing the unsold portion of the stock to be offered by the Company.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Higley, State of Arizona on August 18, 2005.

DP&D, Inc.
(Registrant)

By: /s/ Dina Staheli, President & CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Dina Staheli	President, CEO and Director	August 18, 2005
Dina Staheli

/s/ Dina Staheli	Chief Financial Officer	August 18, 2005
Dina Staheli	and Director

/s/ Dina Staheli	Chief Accounting Officer	August 18, 2005
Dina Staheli